Exhibit 99.1



      Certification of Chief Executive Officer and Chief Financial Officer
                       Pursuant to 18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of Flotek Industries, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (May 15, 2003), Jerry D. Dumas, Sr., as Chief Executive Officer of the Company, and Mark D. Kehnemund, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/ Jerry D. Dumas, Sr.                                     Date:   May 15, 2003
-------------------------------------
Jerry D. Dumas, Sr.
Chief Executive Officer



/s/ Mark D. Kehnemund                                       Date:   May 15, 2003
-------------------------------------
Mark D. Kehnemund
Chief Operating Officer & Chief Financial Officer




This  certification   accompanies  this  Report  pursuant  to  ss.  906  of  the
Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.